UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2018

Green Brick Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33530	20-5952523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2805 Dallas Parkway, Suite 400 Plano, Texas	75093
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (469) 573-6755

(Former name or former address, if changed since last report)
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on June 21, 2018, Green Brick Partners, Inc. (NASDAQ: GRBK) (the “Company”) and certain stockholders affiliated with Third Point LLC (the “Selling Stockholders”) entered into an Underwriting Agreement, with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters (the “Underwriters”) named therein (the “Underwriting Agreement”). The Underwriting Agreement related to the public offering of 7,140,233 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), by the Selling Stockholders at a public offering price of $9.50 per share, with the Selling Stockholders granting the Underwriters a 30-day option (the “Option”) to purchase up to 1,071,034 additional shares of Common Stock (the “Option Share Offering”).

On June 29, 2018, the Underwriters exercised the Option in full, and the Option Share Offering closed on July 3, 2018.  The Option Share Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-223610), which was declared effective by the U.S. Securities and Exchange Commission on March 20, 2018,  including the related Prospectus and the Final Prospectus Supplement dated June 21, 2018.

The Company issued a press release announcing the Underwriters’ exercise of the Option on June 29, 2018. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release issued by the Company on June 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BRICK PARTNERS, INC.

	By:	/s/ Richard A. Costello
	Name:	Richard A. Costello
	Title:	Chief Financial Officer

Date: July 3, 2018